UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2009

Changda International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-53566	98-0521484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2870-Agricultural
Chemicals	0001417624
(Standard Industrial	(Central Index Key)
Classification)

10th Floor Chenhong Building No. 301
East Dong Feng Street
Weifang, Peoples Republic of China
(Address of principal executive offices, including zip code)

86 1586 311 1662

(Registrant's telephone number, including area code)

Promodoeswork.com, Inc.
6972 Coach Lamp Drive, Chilliwack, BC, Canada V2R 2Y7

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

(a) Previous independent registered public accounting firm

On February 17, 2009, the Company dismissed Moore & Associates, Chartered (“Moore & Associates”) as its independent registered public accounting firm, effective immediately.  The decision to change accountants was recommended and approved by the Board of Directors on February 17, 2009.

The report of Moore & Associates on the financial statements for the two fiscal years ended June 30, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principal.  There were no disagreements with Moore & Associates during the two most recent fiscal years and subsequent interim period through February 17, 2009.

The Company provided Moore & Associates with a copy of this Amendment to Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Moore & Associates furnish a letter addressed to the Commission stating whether or not Moore & Associates agrees with the statements noted above. A copy of such letters responding to that request, dated March 12, 2009, are attached as Exhibit 16.1 to this Amendment to Current Report on Form 8-K.

(b) New independent registered public accounting firm

On January 22, 2009, the Company engaged Mazars LLP, Certified Public Accountants (“Mazars”) as the Company’s independent registered public accounting firm.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 16.1	Letter from Moore & Associates, Chartered to the Securities and Exchange Commission Dated on March 12, 2009.

Exhibit 16.2	Letter from Changda to the Securuties and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2009	CHANGDA INTERNATIONAL HOLDINGS, INC.

/s/Qing Ran Zhu
Qing Ran Zhu
President